Exhibit 99.1

Friday, March 18, 2011

Advant-e Corporation Announces Financial

Results for 2010

Company Reports Record Revenue and Net Income; Revenue increased 8%

and Net income increased 33% compared to 2009

DAYTON, Ohio, March 18, 2011 — Advant-e Corporation (OTCQB: ADVC) today announced financial and operating results for the fiscal year ending December 31, 2010. The Company provides Internet-based Electronic Data Interchange services through Edict Systems, Inc. and sells electronic document management software and services through Merkur Group, Inc. Edict Systems and Merkur Group are wholly owned subsidiaries of Advant-e Corporation.

The Company reported record revenue in 2010 of $9,302,611, an 8% increase compared to revenue of $8,649,199 in 2009. Revenue for Edict Systems increased 9% and revenue from Merkur Group increased 2%.

The Company reported record net income for 2010 of $1,585,339, or $.024 per share, compared to $1,194,802, or $.018 per share, in 2009. Net income in 2010 increased 33% compared to 2009.

Highlights of 2010 financial and operating results include:

•	Edict Systems Revenue Increased for the Tenth Consecutive Year – Revenue for Web EDI in the Grocery/Retail and Automotive sectors increased 11%.

•

Net Income Exceeded $1 million for Fourth Consecutive Year – 2010 marks the eighth consecutive year the company has reported a net profit. The Company exceeded its goal of 20% pre-tax profitability 6 out of last 7 years.

•	Special Cash Dividend – The Company paid the final two installments of the special cash dividend declared in 2009 totaling $1,334,452, or $.02 per share.

•	Strong Cash Position at Year-end – Cash and cash equivalents of $2,963,172 provide sufficient liquidity for funding growth and other business and financial initiatives.

•	The Company had no Outstanding Bank or Other Long-Term Debt during 2010.

Mr. Jason K. Wadzinski, Chairman and CEO of Advant-e stated, “I am pleased to announce that Advant-e reported both top line revenue growth and net income growth in 2010, with contributions coming from both Edict Systems and Merkur Group. Revenue growth from the Grocery/Retail and Automotive sectors, helped by a price increase, was particularly notable. Our net income growth was boosted by our continued emphasis on cost controls that we implemented during the economic downturn.”

“In 2011, we will be converting our Web EDI service to a new and superior platform that will allow us to add more functionality and greater value to our customers and their trading partners,” continued Mr. Wadzinski. “This migration will take considerable time and resources and may temporarily increase our cost structure during the conversion.”

“I am pleased with our 2010 results and would like to thank everyone at Edict and Merkur for their hard work and focus on our continued success.”

About Advant-e Corporation

Advant-e, via its wholly owned subsidiaries Edict Systems, Inc. and Merkur Group, Inc. is a provider of internet-based hosted Electronic Data Interchange (EDI) and electronic document management software and services. The Company helps businesses automate manual, paper-intensive processes via expanded use of EDI or by integrating directly with ERP/MRP systems.

Additional information about Advant-e Corporation can be found at www.Advant-e.com, www.EdictSystems.com, and www.MerkurGroup.com, or by contacting investor relations at (937) 429-4288. The company’s email is advant-e@edictsystems.com.

ADVANT-E CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2010 and 2009

	2010	2009
Assets
Current assets:
Cash and cash equivalents	$2,963,172	2,713,996
Accounts receivable, net	743,020	634,055
Prepaid software maintenance costs	174,013	162,507
Prepaid expenses and deposits	99,234	75,519
Prepaid income taxes	—	39,798
Deferred income taxes	153,643	139,144

Total current assets	4,133,082	3,765,019
Software development costs, net	308,832	149,956
Property and equipment, net	228,121	312,821
Goodwill	1,474,615	1,474,615
Other intangible assets, net	244,508	329,220

Total assets	$6,389,158	6,031,631

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$79,986	115,546
Income taxes payable	33,619	—
Dividends payable	—	1,334,452
Accrued salaries and other expenses	180,311	146,699
Deferred revenue	673,810	582,298

Total current liabilities	967,726	2,178,995
Deferred income taxes	244,481	261,024

Total liabilities	1,212,207	2,440,019

Shareholders’ equity:
Common stock, $.001 par value; 100,000,000 shares authorized, 66,722,590 shares issued and outstanding at December 31, 2010; 100,000,000 shares authorized, 66,951,010 shares issued, and 66,722,590 shares outstanding at December 31, 2009	66,723	66,951

	2010	2009
Paid-in capital	1,936,257	1,964,221
Retained earnings	3,173,971	1,588,632
Treasury stock, at cost, 228,420 shares at December 31, 2009	—	(28,192)

Total shareholders’ equity	5,176,951	3,591,612

Total liabilities and shareholders’ equity	$6,389,158	6,031,631

ADVANT-E CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

For the years ended December 31, 2010 and 2009

	2010	2009
Revenue	$9,302,611	8,649,199
Cost of revenue	3,660,685	3,561,780

Gross margin	5,641,926	5,087,419
Marketing, general and administrative expenses	3,237,337	3,294,187

Operating income	2,404,589	1,793,232
Other income, net	1,582	5,007

Income before income taxes	2,406,171	1,798,239
Income tax expense	820,832	603,437

Net income	$1,585,339	1,194,802

Earnings per share – basic and diluted	$0.024	0.018

Weighted average shares outstanding – basic and diluted	66,722,590	66,869,669

ADVANT-E CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2010 and 2009

	2010	2009

Cash flows from operating activities:
Net income	$1,585,339	1,194,802
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	203,552	257,340
Amortization of software development costs	30,669	81,784
Amortization of other intangible assets	84,712	84,712
Loss on disposal of assets	4,688	—
Deferred income taxes	(31,042)	(61,627)
Purchases of trading securities	—	(99,922)
Proceeds from sale of trading securities	—	327,193
Net realized gain on sales of securities	—	(34,546)
Net unrealized loss on trading securities	—	39,996
Increase (decrease) in cash arising from changes in assets and liabilities:
Accounts receivable	(108,965)	65,040
Prepaid software maintenance costs	(11,506)	(6,480)
Prepaid expenses and deposits	(23,715)	(1,158)
Prepaid income taxes	39,798	(22,961)
Accounts payable	(35,560)	(91,828)
Income taxes payable	33,619	—
Accrued salaries and other expenses	33,612	(136,661)
Deferred revenue	91,512	(1,379)

Net cash flows from operating activities	1,896,713	1,594,305

Cash flows from investing activities:
Purchases of property and equipment	(123,540)	(135,516)
Software development costs	(189,545)	(119,287)

Net cash flows from investing activities	(313,085)	(254,803)

Cash flows from financing activities:
Purchase of treasury shares	—	(48,285)
Dividends paid	(1,334,452)	(667,226)

Net cash flows from financing activities	(1,334,452)	(715,511)

Net increase in cash and cash equivalents	249,176	623,991
Cash and cash equivalents, beginning of year	2,713,996	2,090,005

Cash and cash equivalents, end of year	$2,963,172	$2,713,996

Supplemental disclosures of cash flow items:
Income taxes paid	$778,417	688,024
Non cash transactions:
Retirement of shares	$28,192	56,028
Declared dividends payable in 2010	$—	1,334,452
Capitalized retained earnings resulting from stock split	$—	60,256

The information in this news release includes certain forward looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements to the future financial performance of the company. Although the company believes that the expectations reflected on its forward looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, product development and acceptance, the impact of competitive services and pricing, or general economic risks and uncertainties.